Exhibit 10.2

Lord Central Opportunity V Limited

Commence Chambers, P.O. Box 2208

Road Town, Tortola

British Virgin Islands

May 3, 2019

SeaWorld Entertainment, Inc.

9205 South Park Center Loop, Suite 400

Orlando, FL 32819

Attention:  General Counsel

Fax:  +1 (407) 226-5039

With a copy to:

Latham & Watkins LLP

330 N. Wabash Ave., Suite 2800

Chicago, IL 60611

Attention:  Cathy A. Birkeland and Bradley C. Faris

Fax:  +1 (312) 993-9767

PA Eminent Opportunity VI Limited

Commence Chambers, P.O. Box 2208

Road Town, Tortola

British Virgin Islands

Attention: Jon Robert Lewis

Fax number: +1 284 494 2889

China Huarong International Holdings Limited

China Huarong Tower

60 Gloucester Road

Wanchai, Hong Kong

Attention: Yulin Huang

Fax number:+852 3198 5796

Re:Share Transfer

Dear Mr. Taylor:

Reference is made to (i) that certain Facility Agreement, dated May 8, 2017 (the “Facility Agreement”), among Sun Wise (UK) Co., Ltd (“ZHG”), Sun Wise Oriented (HK) Co., Limited (“ZHG Guarantor”) and PA Eminent Opportunity VI Limited, a BVI business company incorporated under the laws of the British Virgin Islands with registered number 1940944 and whose registered office is at Commence Chambers, P.O. Box 2208, Road Town, Tortola, British Virgin Islands (the “Senior Lender”), (ii) that certain Investment Agreement, dated May 8, 2017 (the “Investment Agreement”), among China Huarong International Holdings Limited, a company incorporated under the laws of Hong Kong (company number 1845699) whose registered office is at China Huarong Tower, 60 Gloucester Road, Wanchai, Hong Kong (the “Junior Investor”), ZHG Guarantor, ZHG and Mr. Wang Yonghong, (iii) that certain Security Agreement, dated May 8, 2017 (the “Security Agreement”), between ZHG, as pledgor, and Lord Central Opportunity V Limited, a BVI business company incorporated under the laws of the British Virgin Islands with registered number 1931378 and whose registered office is at Commence Chambers, P.O. Box 2208, Road Town, Tortola, British Virgin Islands, as security agent (the “Security Agent”) acting on behalf of the Senior Lender and the Junior Investor, pursuant to which ZHG has pledged 19,452,063 shares of the common stock (the “Pledged Shares”) of SeaWorld Entertainment, Inc. (“SeaWorld”) to the Security Agent, acting on behalf of the Senior Lender and the Junior Investor, as collateral for ZHG’s and/or its Affiliates’ obligations to the Senior Lender and the Junior Investor under the Facility Agreement and the Investment Agreement, respectively, (iv) that certain Intercreditor Agreement, dated May 8, 2017 (the “Intercreditor Agreement”), among ZHG Guarantor, the Senior Lender, ZHG, the Security Agent and the Junior Investor, and (v) that certain Stockholders Agreement, dated March 24, 2017 (the “SHA”), by and among SeaWorld, ZHG and Zhonghong Zhuoye Group Co. Ltd.

Representatives of the Security Agent have notified representatives of SeaWorld of its intention to transfer the Pledged Shares from ZHG to the name of the Security Agent (or its nominee) on the books of SeaWorld in connection with the enforcement of the Security Agent’s rights with respect to the Pledged Shares under the Security Agreement (the “Transfer”).  The Security Agent had previously informed SeaWorld and its representatives that the Senior Lender and the Junior Investor had notified ZHG that ZHG is in continuing default of its obligations to the Senior Lender and the Junior Investor under the Facility Agreement and the Investment Agreement, respectively. Pursuant to section 4.1 of the SHA, the Transfer is a Permitted Transfer (as defined in the SHA) under the SHA; provided that the Security Agent agrees to comply with the restrictions in section 4.1 of the SHA with respect to the Transfer.  Accordingly, as provided for in section 13 of the Security Agreement, the Security Agent, acting in its capacity as the true and lawful attorney-in-fact of ZHG, requests SeaWorld to effect the Transfer in accordance with the SHA.

By executing this letter agreement (this “Agreement”), the Security Agent hereby represents, warrants, acknowledges and agrees that:

1.

As of the date of this Agreement, the Transfer and all matters arising out of or related to the Transfer have been validly undertaken by the Security Agent in accordance with the Security Agreement, the Intercreditor Agreement and other applicable Finance Documents (as defined in the Facility Agreement).  In addition, as of the date of this Agreement, to the knowledge of the Security Agent, neither ZHG nor any other Person (as defined in Exhibit A hereto) has objected to, and the Security Agent is not aware of any Person that would be reasonably expected to have valid basis to object to, the Transfer.

2.

As a condition to the Security Agent’s or its nominee’s ability to take ownership of the Pledged Shares, the Security Agent agrees to comply or procure such nominee to comply with the restrictions in Exhibit A hereto with respect to the Pledged Shares.

3.

The Security Agent is duly organized, validly existing and in good standing under the Laws (as defined in Exhibit A hereto) of the jurisdiction of its organization.  The Security Agent has all requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

4.

The execution and delivery by the Security Agent of this Agreement and the performance by the Security Agent of its obligations under this Agreement do not and will not conflict with or violate any provision of, or require the consent or approval of any person (except for any such consents or approvals which have been obtained) under, (x) applicable Law, (y) its organizational documents, or (z) any contract or agreement to which it is a party.

5.

The execution and delivery by the Security Agent of this Agreement and the performance by the Security Agent of its obligations under this Agreement have been duly authorized by all necessary corporate or other analogous action on its part.  This Agreement has been duly executed and delivered by the Security Agent and, assuming the due authorization, execution and delivery by SeaWorld, constitutes a legal, valid and binding obligation of the Security Agent, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

6.

As of the date of this Agreement, each of the Security Agreement and the Intercreditor Agreement is in full force and effect and is a valid and binding agreement of the Security Agent, the Senior Lender and the Junior Investor, as applicable, and, to the knowledge of the Security Agent and subject to any general principles of law limiting the obligations of ZHG and any other Obligor (as defined in the Facility Agreement) referred to in the relevant legal opinions delivered under the Finance Documents (as defined in the Facility Agreement), is enforceable against ZHG and each other Obligor (as defined in the Facility Agreement) party thereto.  The Security Agent, the Senior Lender and, to the knowledge of the Security Agent, the Junior Investor, as applicable, are each in compliance with the terms and requirements of each of the Facility Agreement, Security Agreement and Intercreditor Agreement, except as would not reasonably be expected to result in any liability to SeaWorld.

As a material inducement to SeaWorld’s willingness to enter into and perform this Agreement, the Security Agent, on its behalf and on behalf of the Senior Lender and their respective equityholders, members (for the avoidance of doubt, such references to “equityholders” and “members” shall not include any Affiliates of the Security Agent or the Senior Lender which is not managed by the same investment manager as that of the Security Agent and/or the Senior Lender or any Affiliate operating outside of an information barrier), directors, managers, employees, officers,  representatives and agents (to the extent such representatives or agents are acting on behalf of the Security Agent) (each, a “Releasor”), does hereby irrevocably and unconditionally agree and covenant not to sue or prosecute against SeaWorld and its representatives, Affiliates, equityholders, directors, members, managers, employees, agents, officers, successors and assigns (each, a “Releasee”) and hereby forever waives, releases and discharges, to the fullest extent permitted by applicable Law each Releasee from any and all proceedings, liabilities, losses, damages, costs, or expenses whatsoever, that such Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity, against any or all of the Releasees, solely to the extent based on facts, whether or not now known, existing on or before the date hereof and relating to the Transfer; provided, however, neither the Security Agent nor any other Releasor shall be bound by the agreement, covenant, waiver, release or discharge set forth in this paragraph with respect to any Releasee if such  Releasee’s conduct relating to the Transfer constitutes fraud, willful misconduct or gross negligence.  The Security Agent hereby agrees that it shall not initiate or file any lawsuit of any kind whatsoever, or any complaint or charge against any Releasee with respect to the matters released and discharged in accordance with the immediately preceding sentence.

Following execution of this Agreement, the Security Agent expressly instructs SeaWorld to, and SeaWorld agrees to use reasonable efforts to cause SeaWorld’s transfer agent, Computershare Inc. (the “Transfer Agent”), to, register the transfer of the Pledged Shares from ZHG to the Security Agent or its nominee.  The Security Agent acknowledges and agrees that, among other customary items that may be requested by the Transfer Agent, prior to such transfer being registered by the Transfer Agent, the Security Agent shall be required to deliver to the Transfer Agent (i) physical copies of the original share certificates representing the Pledged Shares, (ii) original copies of duly executed stock powers with respect to such share certificates, with medallion signature guarantees affixed thereto, and (iii) corporate resolutions or incumbency certificates reflecting that the person executing and delivering such stock powers had the authority to do so.

In accordance with Section 11.2 of that certain Registration Rights Agreement, dated March 24, 2017 (the “RRA”), between SeaWorld and ZHG, following the registration of the transfer of the Pledged Shares to the Security Agent on SeaWorld’s books and records, the Security Agent hereby shall become a party to the RRA and the Security Agent agrees to be bound by, subject to and entitled to the benefits of the RRA, in each case, as a “Stockholder” thereunder, with respect to the Pledged Shares.  This Agreement shall constitute a counterpart to the RRA for purposes of Section 11.2 of the RRA.  In accordance with Section 11.4 of the RRA, the Security Agent hereby designates the following address for notices or communications to it under the RRA:

Name:	Lord Central Opportunity V Limited
Address:	Commence Chambers, P.O. Box 2208

Road Town, Tortola

British Virgin Islands

Fax number:	+1 284 494 2889
Email:	jlewis@pagasia.com
Attention:	Jon Robert Lewis

With a copy to:	15/F, AIA Central,
1 Connaught Road Central,

Hong Kong
Fax number: +852 2918 0881
Attention: Jon Robert Lewis

This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to principles of conflicts of Laws thereof.  In any judicial proceeding involving any dispute, controversy or claim between the parties hereto arising out of or relating to this Agreement, each of the parties hereto, by execution and delivery of this Agreement, unconditionally accepts and consents to the exclusive jurisdiction and venue of the Delaware Court of Chancery and any state appellate court to which orders and judgments thereof may be appealed within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), including but not limited to the in personam and subject matter jurisdiction of those courts, or if jurisdiction over the matter is vested exclusively in federal courts, the United States District Court for the District of Delaware, and the appellate courts to which orders and judgments thereof may be appealed, waives any objections to such jurisdiction on the grounds of venue or forum non conveniens, the absence of in personam or subject matter jurisdiction and any similar grounds or any other manner permitted by Law, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.  In any such judicial proceeding, the parties agree that in addition to any method for the service of process permitted or required by such courts, to the fullest extent permitted by Law, service of process may be made by delivery provided pursuant to the directions in Section 11.4 of the RRA.  EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

This Agreement and any amendment hereto may be signed in any number of separate counterparts (in person, by electronic mail or otherwise), each of which shall be deemed an original, but all of which taken together shall constitute one Agreement (or amendment, as applicable).  This Agreement may be amended, supplemented or otherwise modified, and the observance of any term hereof may be waived, only by a written instrument specifically reference this Agreement and executed by SeaWorld and the Security Agent.  Neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.  No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.  Any amendment, supplement or modification to this Agreement and any waiver of any term hereof effected in accordance with this paragraph shall be binding on each party hereto and all of such party’s successors and permitted assigns, whether or not such party, successor or permitted assign entered into or approved such amendment, supplement or modification.  This Agreement may not be assigned by a party without the express prior written consent of the other party hereto, and any attempted assignment, without such consent, will be null and void.

If any provision of this Agreement, or the application of such provision to any person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (a) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by Law, (b) as to such person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by Law and (c) the application of such provision to other persons or circumstances or in other jurisdictions shall not be affected thereby.  Each party hereto shall sign such further documents and do and perform and cause to be done such further acts and things as any other party hereto may reasonably request to the extent necessary to carry out the intent and accomplish the purposes of this Agreement.

[Signature page follows.]

Very truly yours,

Lord Central Opportunity V Limited
As Security Agent

For and on behalf of

Lord Central Opportunity V Limited

By: ___/s/ Jon Robert Lewis_______________

Name: ____ Jon Robert Lewis _____________

Title: _____Authorisation Signatory__________

[Signature Page to Letter Agreement]

ACKNOWLEDGED AND AGREED TO

as of the date first written above:

SEAWORLD ENTERTAINMENT, INC.

By: ____/s/ G. Anthony (Tony) Taylor__________

Name: ____ G. Antony (Tony) Taylor_________

Title: ______General Counsel________________

[Signature Page to Letter Agreement]

Exhibit A

Transfer Restrictions

Definitions

In addition to the terms defined elsewhere herein, the following terms have the following meanings when used in this Exhibit A with initial capital letters:

“5% Stockholder” means, in connection with a proposed Transfer of Equity Securities of SeaWorld, any Person or Group that has filed or is required to file a statement of beneficial ownership report on Schedule 13D or Schedule 13G with the SEC which reports such Person’s or Group’s beneficial ownership of five percent (5%) or more of the total outstanding Common Stock at the time of such proposed Transfer.

“Acquisition” means any transaction or series of related transactions involving: (i) (a) any acquisition (whether direct or indirect, including by way of merger, share exchange, consolidation, business combination or other similar transaction) or purchase from SeaWorld or any of its Subsidiaries that would result in any Person or Group Beneficially Owning more than fifty percent (50%) of the total outstanding Equity Securities of SeaWorld or any of its Subsidiaries (measured by voting power or economic interest), or (b) any tender offer, exchange offer or other secondary acquisition that would result in any Person or Group Beneficially Owning more than fifty percent (50%) of the total outstanding Equity Securities of SeaWorld or any of its Subsidiaries (measured by voting power or economic interest), or (c) any merger, consolidation, share exchange, business combination or similar transaction involving SeaWorld or any of its Subsidiaries that would result in the stockholders of SeaWorld immediately preceding such transaction Beneficially Owning less than fifty percent (50%) of the total outstanding Equity Securities in the surviving or resulting entity of such transaction (measured by voting power or economic interest); provided, that, in the case of each of clauses (a), (b) and (c), in the case such acquisition or other transaction involves only a Subsidiary or Subsidiaries of SeaWorld, only if such acquisition or other transaction would be material to SeaWorld and its Subsidiaries on a consolidated basis; or (ii) any sale or lease or exchange, transfer, license or disposition of a business or assets that constitute more than fifty percent (50%) of the consolidated assets, business, revenues, net income, or assets of SeaWorld and its Subsidiaries on a consolidated basis.

“Affiliate” has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act, which, for the avoidance of doubt, in respect of the Senior Lender, shall also include a Related Fund.

“Beneficially Own” (including its correlative meanings, “Beneficial Owner” and “Beneficial Ownership”) has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act; provided, however, that, notwithstanding anything in Rule 13d-3(d)(1)(i) to the contrary, the determination of “Beneficial Ownership” of a Person shall be made after giving effect to the conversion of all options, warrants, rights and convertible or other similar securities outstanding as of any date in question that are held by such Person,  irrespective of any vesting period of any such security.

“Board” means the board of directors of SeaWorld.

“Business Day” means a day other than a Saturday, Sunday, holiday or other day on which commercial banks in New York, New York, Hong Kong or Beijing, PRC are authorized or required by Law to close.

“Common Stock” means the shares of common stock, $0.01 par value per share, of SeaWorld, and any other capital stock of SeaWorld into which such common stock is reclassified or reconstituted and any other common stock of SeaWorld.

“Control” (including its correlative meanings, “Controlled” and “Controlled by”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.

“Controlled Affiliate” means, with respect to a Person, any Affiliate of such Person that is controlled by such Person, including any direct or indirect Subsidiary of such Person.

“Creditor Entities” means any of the Senior Lender, the Junior Investor, the Security Agent, or any of their respective Controlled Affiliates.

“Creditor Parties” means (i) the Security Agent and (ii) any Creditor Permitted Transferee that becomes a party to Exhibit A to this Agreement by executing a joinder agreement substantially in the form attached as Exhibit C to this Agreement.

“Creditor Permitted Transferee” has the meaning set forth in paragraph (b)(ii) under the heading “Transfer Restrictions”.

“Equity Securities” means any and all (i) shares, interests, participations or other equivalents (however designated) of capital stock or other Voting Securities of a corporation, any and all equivalent or analogous ownership (or profit) or voting interests in a Person (other than a corporation), (ii) securities convertible into or exchangeable for shares, interests, participations or other equivalents (however designated) of capital stock or Voting Securities of (or other ownership or profit or voting interests in) such Person, and (iii) any and all warrants, rights or options to purchase any of the foregoing, whether voting or nonvoting, and, in each case, whether or not such shares, interests, participations, equivalents, securities, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Governmental Authority” means any nation, government, or supra-national body of competent jurisdiction, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and, other than with respect to clause (b)(vi) of this Exhibit A, any arbitrator or arbitral body or panel of competent jurisdiction or other entity with quasi-governmental authority.

“Group” has the meaning assigned to it in Section 13(d)(3) of the Exchange Act and Rule 13d-5 thereunder.

“Law” means any statute, law (including common law), regulation, ordinance, rule, injunction, order, decree, award, governmental approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, a cooperative, an unincorporated organization, or other form of business organization, whether or not regarded as a legal entity under applicable Law, or any Governmental Authority or any department, agency or political subdivision thereof.

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Restricted Entity” means a Person principally engaged in the business of owning, operating, managing, franchising or branding theme parks and other entertainment destinations, that, in each case, competes with SeaWorld and is listed on Exhibit B attached hereto, as such list may be amended by SeaWorld acting reasonably and in good faith from time to time, but not more than once every twelve (12) months, by delivery of written notice to the Security Agent no less than forty-five (45) days prior to such amendment.

“Restricted Period” means the period commencing on the date of this Agreement and ending on May 8, 2019.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which: (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives or trustees thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the total voting power of stock (or equivalent ownership interest) of such limited liability company, partnership, association or other business entity is at the time owned or Controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to own, control or have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such limited liability company, partnership, association or other business entity gains or losses or shall be or Control the managing director or member, or general partner, of such limited liability company, partnership, association or other business entity.

“Transfer” (including its correlative meaning, “Transferred”) shall mean, with respect to any Equity Security, directly or indirectly, by operation of Law, contract or otherwise, (i) to sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any economic, voting or other rights in or to such Equity Security, (ii) to engage in any hedging, swap, forward contract or other similar transaction that is designed to or which reasonably could be expected to lead to or result in a sale or disposition of Beneficial Ownership of, or pecuniary interest in, such Equity Security, including any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to such Equity Security, or (iii) to enter into a short sale of, or trade in, derivative securities representing the right to vote or economic benefits of, such Equity Security.  When used as a noun, “Transfer” shall have such correlative meaning as the context may require.

“Voting Securities” means shares of Common Stock and any other securities of SeaWorld entitled to vote generally in the election of directors of SeaWorld.

Transfer Restrictions

(a)During the Restricted Period, no Creditor Party shall Transfer any shares of Common Stock, other than pursuant to a Permitted Transfer.

(b)“Permitted Transfer” means:

i.a Transfer that has been approved in advance by a majority of the disinterested members of the Board or a duly-authorized committee thereof;

ii.a Transfer to another Creditor Party;

iii.a Transfer to any Creditor Entity that is not a Restricted Entity and not a Creditor Party (any such Creditor Entity, a “Creditor Permitted Transferee”), if such Creditor Permitted Transferee shall have agreed in writing to be bound to the same extent as Creditor by the obligations of this Exhibit A by executing a joinder agreement substantially in the form attached as Exhibit C to this Agreement;

iv.a Transfer in connection with any Acquisition approved by the Board or a duly-authorized committee thereof (including if the Board or such committee (A) recommends that SeaWorld’s stockholders tender in response to a tender or exchange offer that, if consummated, would constitute an Acquisition, or (B) does not recommend that SeaWorld’s stockholders reject any such tender or exchange offer within the ten (10) Business Day period specified in Rule 14e-2(a) under the Exchange Act);

v.a Transfer that constitutes a tender into a tender or exchange offer commenced by SeaWorld or any of its Affiliates; or

vi.a Transfer in connection with any bona fide mortgage, encumbrance or pledge to a financial institution in connection with any bona fide loan or debt transaction or enforcement thereunder; provided, that (A) such financial institution either shall not be

Controlled by any Governmental Authority at the time of such Transfer or, if such financial institution is Controlled by a Governmental Authority at the time of such Transfer, such financial institution shall either (x) be included on The Banker’s most recently issued Top 1000 World Banks ranking or (y) have common equity securities listed on a globally recognized stock exchange, and (B) as a condition to such financial institution’s ability to take ownership of any shares of Common Stock in connection with enforcement under any such loan or debt transaction, such financial institution or its assignee (as applicable) shall agree to comply with the restrictions in this Exhibit A with respect to such shares of Common Stock (it being acknowledged and agreed that such financial institution or its assignee shall inure to the rights of the Security Agent under the RRA with respect to such shares of Common Stock).

(c)Following the Restricted Period, each Creditor Party shall be free to Transfer any shares of Common Stock; provided, that (i) with respect to any Transfer, other than a Permitted Transfer or an underwritten public offering or an underwritten block trade, the Creditor Parties shall not Transfer any shares of Common Stock to (A) any Restricted Entity or (B) any Person or Group known to such Creditor Party (or to the broker in an ordinary course brokerage transaction) to be a 5% Stockholder or that would become the Beneficial Owner of five percent (5%) or more of the total outstanding Common Stock as a result of the Transfer, (ii) with respect to any Transfer, other than a Permitted Transfer, that is an underwritten public offering or an underwritten block trade, such Creditor Party shall instruct the managing underwriter(s) or broker(s) not to Transfer any shares of Common Stock to any Person or Group that is a 5% Stockholder or that would become the Beneficial Owner of five percent (5%) or more of the total outstanding Common Stock as a result of the Transfer (unless, in each case, the identity of the Person purchasing the shares of Common Stock is not known to the managing underwriter(s) or broker(s)) and (iii) with respect to a Transfer, other than a Permitted Transfer, that is an underwritten block trade, such Creditor Party shall instruct the broker(s) not to Transfer any shares of Common Stock to a Restricted Entity (unless the identity of the Person purchasing the shares of Common Stock is not known to such Creditor Party or broker(s)).  For purposes of this clause (c), the total number of shares of Common Stock outstanding at any time shall be the number specified in the most recent SEC filing of SeaWorld disclosing the total number of shares of Common Stock outstanding.

(d)Any Transfer or attempted Transfer of Equity Securities of SeaWorld in violation of this Exhibit A shall, to the fullest extent permitted by applicable Law, be null and void ab initio, and SeaWorld shall not, and shall instruct its transfer agent and other third parties not to, record or recognize any such purported transaction on the books of SeaWorld.

(e)Following any Transfer by a Creditor Party contemplated by clause (b)(vi), such Creditor Party shall (i) promptly notify SeaWorld in writing upon receipt of any notice of acceleration or foreclosure from a financial institution under the applicable loan or debt transaction, and (ii) reimburse any reasonable costs and expenses incurred by SeaWorld in connection with (x) the establishment of such mortgage, encumbrance or pledge or (y) any Transfer of shares of Common Stock to such financial institution in connection with such event of acceleration or foreclosure.

(f)Any certificates for shares of Common Stock held by a Creditor Party shall bear a legend or legends (and appropriate comparable notations or other arrangements will be made with respect to shares maintained in the form of book entries) referencing restrictions on transfer of such shares under the Securities Act and under this Agreement which legend shall state in substance:

THESE SECURITIES AND THE SECURITIES ISSUABLE UPON THE EXCHANGE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATING TO SUCH SECURITIES UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS.

THESE SECURITIES ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN THE LETTER AGREEMENT DATED AS OF MAY ____, 2019, BETWEEN SEAWORLD ENTERTAINMENT, INC. AND Lord Central Opportunity V Limited, AS AMENDED FROM TIME TO TIME, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY.

Notwithstanding the foregoing, upon the request of the applicable Creditor Party, (i) in connection with any Transfer of Common Stock Transferred in accordance with the terms of this Agreement (other than clause (b)(ii) and clause (b)(iii)), SeaWorld shall promptly cause the second paragraph of the legend (or notation) to be removed upon such Transfer if such restrictions would not be applicable following such Transfer, (ii) following receipt by SeaWorld of an opinion of counsel reasonably satisfactory to SeaWorld to the effect that such legend (or notation) may be lifted in connection with the Transfer of Common Stock, SeaWorld shall promptly cause the first paragraph of the legend (or notation) to be removed from any Common Stock to be Transferred in accordance with the terms of this Exhibit A, and (iii) to the extent the first and second paragraph of the legend (or notation) would be removed pursuant to this paragraph in connection with any Transfer of Common Stock, SeaWorld shall use reasonable efforts to cause such Common Stock to be registered in the name of The Depository Trust Company’s nominee.

Exhibit B

Restricted Entities

•	Walt Disney Parks and Resorts

•	Universal Studios

•	Six Flags, Inc.

•	Cedar Fair Entertainment Company

•	Merlin Entertainments Group Ltd.

•	Herschend Family Entertainment

B-1

Exhibit C

Form of Joinder Agreement

[ ● ], 20[ ● ]

[ ● ], a [ ● ] (the “Joining Party”), is executing and delivering this Joinder Agreement (this “Joinder”) to Exhibit A to that certain Letter Agreement, dated as of April [ ● ], 2019 (as amended, modified or supplemented from time to time, the “Agreement”), by and between SeaWorld Entertainment, Inc. (“SeaWorld”) and Lord Central Opportunity V Limited (the “Security Agent”).  Capitalized terms used but not defined herein shall have the meaning ascribed to them in Exhibit A to the Agreement.

By executing and delivering this Joinder, the Joining Party (a) hereby agrees to become a party to, be bound by, comply with the terms and conditions of and have the rights and obligations set forth in Exhibit A to the Agreement, in each case, to the same extent as [insert name of applicable Creditor Party], and (b) shall be a Creditor Party under Exhibit A to the Agreement for all purposes thereof.

This Joinder shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to principles of conflicts of Laws thereof.

[Signature Page Follows]

C-1

Accordingly, the undersigned have executed and delivered this Joinder as of the date first written above.

[JOINING PARTY]

By:

Name:
Title:

SEAWORLD ENTERTAINMENT, INC.

By:

Name:
Title:

C-2